Exhibit 10.7

TERMINATION OF THE

ATLANTIC SOUTHERN BANK (f/k/a NEW SOUTHERN BANK)

SALARY CONTINUATION AGREEMENT

DATED DECEMBER 15, 2005

FOR

BRANDON L. MERCER

Pursuant to Section 7.2 of the Salary Continuation Agreement (the “Agreement”) by and between Atlantic Southern Bank (f/k/a New Southern Bank), a state-chartered commercial bank located in Macon, Georgia (the “Company”), and Brandon L. Mercer (the “Executive”), the Company and the Executive hereby agree to terminate the Agreement.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby acknowledge such termination.

Executive:	Bank:

ATLANTIC SOUTHERN BANK

By
Brandon L. Mercer	Title